The Lafayette Bancorporation
                      Non-Qualified Stock Option Plan

                                Article I.
                                Definitions

Section 1.1. Definitions. As used herein, the following terms shall have the meanings set forth below, unless the context clearly requires otherwise:

      (a)    "Applicable Event" shall mean (i) the
expiration of a tender offer or exchange offer (other than an offer by the Company) pursuant to which more than 50 percent of the Company's issued and outstanding stock has been purchased, or (ii) the approval by the shareholders of the Company of an agreement to merge or consolidate the Company with or into another entity where the Company is not the surviving entity, or an agreement to sell or otherwise dispose of all or substantially all of the Company's assets (including a plan of liquidation).

      (b)    "Bank" shall mean any affiliates of Lafayette
Bancorporation as of the Effective Date defined in
Section 1.1 paragraph (f) below.

      (c) "Committee" shall mean a Committee to be appointed by the Board of Directors of the Company, which shall consist of three or five members of the Board of Directors of the Company.

      (d)    "Company" shall mean Lafayette Bancorporation.

      (e) "Director" shall mean a member of the Board of Directors of Company or of the Bank.

      (f) "Effective Date" with respect to the Plan shall mean the date specified in Section 2.3 as the Effective
Date.

      (g) "Fair Market Value" with respect to a share of Stock shall mean the fair market value of the Stock, as determined by application of such reasonable valuation methods as the Committee shall adopt or apply. The
Committee's determination of Fair Market Value shall be conclusive and binding on the Company and the Optionee.

      (h) "Option" shall mean an option to purchase Stock granted pursuant to the provisions of the Plan.



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      (i)    "Optionee" shall mean a Director, officer or
employee of the Bank or the Company to whom an Option has been granted.

      (j)    "Plan" shall mean The Lafayette Bancorporation
Non-qualified Stock Option Plan, the terms of which are set forth herein.

      (k) "Plan Year" shall mean the twelve month period beginning on the Effective Date, and each twelve month period thereafter beginning on the anniversary of the Effective Date.

      (l) "Retirement" shall mean withdrawal of an employee from the Company or the Bank when the employee reaches 65 years of age or the withdrawal of a Director from the Company or the Bank when the Director reaches 70 years of age unless the Board of Directors approves an earlier date.

      (m) "Return on Equity" of the Company for a fiscal year shall mean a percentage obtained by dividing the net income of the Company for the fiscal year by the monthly average equity of the Company for the fiscal year. For this purpose, the net income and monthly average equity of the Company shall be determined from the financial statements of the Company in accordance with generally accepted accounting principles.

      (n) "Stock" shall mean the Common Stock, of the Company, or, in the event that the outstanding shares of Stock are changed into or exchanged for shares of different stock or securities of the Company or some other entity, such other stock or securities.

      (o)    "Stock Option Agreement" shall mean the
agreement between the Company and the Optionee under which the Optionee may purchase Stock pursuant to the terms of the Plan.

                                Article II.
                                 The Plan

Section 2.1.  Name.  This plan shall be known as "The
Lafayette Bancorporation Non-qualified Stock Option
Plan."

Section 2.2.  Purpose.  The purpose of the Plan is to
advance the interests of the Company, the Bank and its shareholders by affording to Directors and executive and key management employees of the Company an opportunity to acquire or increase their proprietary interest in the Company by the grant to such persons of Options under the terms set forth herein. By encouraging such persons to become owners of the Company, the Company seeks to attract, motivate, reward and retain those highly competent individuals upon whose judgment, initiative, leadership and efforts the success of the Company depends.

Section 2.3.  Effective Date and Term.  The Plan was
approved by the Board of Directors of the Company on March 13, 1995, and shall be effective on May 1, 1995, as approved by a majority of the shareholders of the Company present in person or by proxy at the meeting of shareholders of the Company held on April 10, 1995. The
Plan shall terminate upon the fifth anniversary of the Effective Date.

                               Article III.
                              Administration

Section 3.1.  Administration.

      (a)    The Plan shall be administered by the
Committee. Subject to the express provisions of the Plan, the Committee shall have sole discretion and authority to determine from time to time the individuals to whom Options may be granted, the number of shares of Stock to be subject to each Option, the period during which such Option may be exercised, and the price at which such Option may be exercised, none of which need be at the same time for each grant hereunder.

      (b) Meetings of the Committee shall be held at such time and places as shall be determined from time to time by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before the meeting. In addition, the Committee may take any action otherwise proper under the Plan by the affirmative vote, taken without a meeting, of a majority of its members.

      (c) No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act of omission on his own part, including, but not limited to, the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct. All questions of interpretations and application with respect to the Plan or Options granted thereunder shall be subject to the determination, which shall be final and binding, of a majority of the whole
Committee.

Section 3.2.  Company Assistance.  The Company and the
Bank shall supply full and timely information to the Committee on all matters relating to eligible employees, their employment, death, retirement, disability or other termination of employment, and such other pertinent facts as the Committee may require. The Company and the Bank shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

                                Article IV.
                                 Optionees

Section 4.1. Eligibility. Directors and executive and key management employees of the Company and the Bank shall be eligible to participate in the Plan. The
Committee may grant Options to any eligible individual subject to the distributions provisions in Section 5.1.

                                Article V.
                      Shares of Stock Subject to Plan

Section 5.1.  Grant of Options and Limitation.

      (a) Directors. The Committee may grant Options for up to an aggregate of 33,000 shares of Stock.

             (1)    Each person who is a Director as of the
Effective Date shall receive on the Effective Date
Options for 3,000 shares of Stock.

             (2)    Each additional person who is elected a
Director after the Effective Date during the term of this Plan shall receive Options for 3,000 shares of Stock upon their election and qualification as a Director up to the aggregate of 33,000 shares of Stock.

      (b) Executive and Key Management Employees. For the entire term of the Plan, the Committee may grant options for up to an aggregate of 47,000 shares of Stock to such executive and key management employees of the Company and the Bank as are designated by the Committee as eligible to receive Options for the number of shares of Stock determined by the Committee.

      (c) Shares with respect to which Options may be granted may be either authorized and unissued shares or shares issued and thereafter acquired by the Company.
Options may not be granted during any Plan Year subsequent to the initial Plan Year unless the Company has achieved the Targeted Return on Equity for the fiscal year of the Company which ends immediately prior to the first day of the Plan Year. For this purpose, Targeted
Return on Equity shall mean a Return on Equity which is equal to or exceeds the greater of (i) the Company's budgeted Return on Equity for such fiscal year, or (ii)
11 percent.

Section 5.2. Options Under Plan. Shares of Stock with respect to which an Option granted hereunder shall have been exercised shall not again be available for grant hereunder. If Options granted hereunder shall expire, terminate or be cancelled for any reason without being wholly exercised, new Options may be granted hereunder covering the number of shares to which such Option expiration, termination or cancellation relates.

Section 5.3.  Antidilution.  The provisions of
subsections (a) and (b) shall apply in the event that the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company or another entity by reason of any merger, consolidation, reorganization, recapitalization, reclassification, combination, stock split or stock dividend.

      (a) The aggregate number and kind of shares subject to Options which may be granted hereunder shall be adjusted appropriately.

      (b) Where dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving company is involved, each outstanding Option granted hereunder shall, subject to Section 6.8, terminate.

The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Committee, and any such adjustment may provide for the elimination of fractional share interests.

                                Article VI.
                                  Options

Section 6.1. Option Grant and Agreement. Each Option granted hereunder shall be evidenced by minutes of a meeting or the written consent of at least a majority of the members of the Committee and by a written Stock
Option Agreement dated as of the date of grant and executed by the Company and the Optionee. The Stock
Option Agreement shall set forth such terms and conditions as may be determined by the Committee consistent with the Plan.

Section 6.2.  Option Price.  The exercise price of the
Stock subject ot each Option shall not be less than the Fair Market Value of the Stock on the date the Option is granted.

Section 6.3.  Option Grant and Exercise Period.  No
Option may be granted after the fifth anniversary of the Effective Date. The period of exercise of each Option shall be determined by the Committee, but in no instance shall such period extend beyond the tenth anniversary of the date of grant of the Option.

Section 6.4.  Option Exercise.

      (a) The Company shall not be required to sell or issue shares under any Option if the issuance of such shares shall constitute or result in a violation by the Optionee or the Company of any provisions of any law, statute or regulation of any governmental authority.
Specifically, in connection with the Securities Act of 1933 (the "Act"), upon exercise of any Option, the Company shall not be required to issue such shares unless the Committee has received evidence satisfactory to it to the effect that registration under the Act and applicable state securities laws is not required, unless the offer and sale of securities under the Plan is registered or qualified under the Act and applicable state laws. Any determination in this connection by the Committee shall be final, binding and conclusive. If shares are issued under any Option without registrations under the Act or applicable state securities laws, the Optionee may be required to accept the shares subject to such restrictions on transferability as may in the reasonable judgment of the Committee be required to comply with exemptions from registrations under such laws. The
Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Act or applicable state securities laws. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

      (b) Subject to Section 6.4(c), and such terms and conditions as may be determined by the Committee in its sole discretion upon the grant of an Option, an Option may be exercised in whole or in part (but with respect to whole shares only) and from time to time by delivering to the Company at its principal office written notice of intent to exercise the Option with respect to a specified number of shares.

      (c) An Option shall be exercisable according to the following vesting schedule:

             (1) Directors: 100 percent upon issuance of Option for Directors receiving Options under 5.1(a)(1) and
                                 100 percent after two years from
grant for Directors receiving Options under 5.1(a)(2)

             (2)    Employees:  20 percent after one year from
                                 grant
                                 40 percent after two years from
                                 grant
                                 60 percent after three years
                                 from grant
                                 80 percent after four years
                                 from grant
                                 100 percent after five years
                                 from grant

             Provided, however, that upon the earlier of (i) the Optionee-Employee's 65th birthday, (ii) Optionee-
Director's 70th birthday, or (iii) the occurrence of an Applicable Event, all Options granted to the Optionee shall be fully exercisable in accordance with the terms of the Plan.

      (d) Subject to such terms and conditions as may be determined by the committee in its sole discretion upon grant of an Option, payment for the shares to be acquired pursuant to exercise of the Option shall be made as follows:

             (1)    by delivering to the Company at its
principal office a cashier's or certified check, payable to the order of the Company, in the amount of the Option price for the number of shares of Stock with respect to which the Option is then being exercised; or

             (2)    by delivering to the Company at its
principal office certificates representing Stock, duly endorsed for transfer to the Company, having an aggregate
Fair Market Value as of the date of exercise equal to the amount of the Option price, for the number of shares of Stock with respect to which the Option is then being exercised; or

             (3) by any combination of payments delivered pursuant to paragraphs (d)(1) and (d)(2) above.

Section 6.5. Nontransferability of Option. No Option may be transferred by an Optionee under any circumstances. During the lifetime of an Optionee the Option shall be exercisable only by the Optionee.

Section 6.6.  Effect of Termination of Employment,
Retirement or Death.

      (a) If an Optionee's status as a Director or as an employee of the Company or the Bank terminates for any reason, other than the death or retirement of the Optionee, before the date of expiration of Options held by such Optionee, such Options shall become null and void on the 30th day following the date of such termination.
The date of such termination shall be the date the Optionee ceases to be a Director or an employee of the Company or the Bank.

      (b) If an Optionee dies or retires before the expiration of Options held by the Optionee, such Options shall terminate on the earlier of (i) the date of expiration of the Options, or (ii) one year following the date of the Optionee's death or retirement. The executor or administrator of the estate of deceased Optionee, or the person or persons to whom an Option granted hereunder shall have been validly transferred by the executor or the administrator of the Optionee's estate, shall have the right to exercise the Optionee's Option. To the extent that such Option would otherwise be exercisable under the terms of the Plan and the Optionee's Stock
Option Agreement, such exercise may occur at any time prior to the termination date specified in the preceding sentence.

Section 6.7. Rights as Shareholder. An Optionee shall have no rights as a shareholder with respect to any share subject to such Option prior to the exercise of the Option and the purchase of such shares.

Section 6.8. Limited Rights. Within the later of (i) the occurrence of an Applicable Event, or (ii) 30 days following the date on which the Company obtains knowledge of and notifies an Optionee of an Applicable Event, an Optionee shall have the right (without regard to the limitation on the exercise of Options set forth in
Section 6.4(c) of the Plan and similar limitations in the Stock Option Agreement) to exercise options then held.

                               Article VII.
              Termination, Amendment and Modification of Plan

Section 7.1.  Termination.  The Board of Directors of the
Company may at any time and from time to time and in any respect amend, modify or terminate the Plan; provided, however, that absent the approval of holders representing a majority of the voting shares of stock of the Company, no such action may:

      (a) increase the total number of shares of Stock subject to the Plan, except as contemplated in Section
5.3 hereof; or

      (b) withdraw the administration of the Plan from the Committee; or

      (c) change the terms by which an Option may be exercised, in whole or in part, as described in Section
6.4 of this Plan; or

      (d) change the limitation on the price at which Options may be granted hereunder as provided by Section
6.2; or

      (e) affect any Stock Option Agreement previously executed pursuant to the Plan without the consent of the Optionee.

                               Article VIII.
                               Miscellaneous

Section 8.1.  Application of Funds.  The proceeds
received by the Company from the sale of Stock pursuant to Options shall be used for general corporate purposes.

Section 8.2.  Tenure.  Nothing in the Plan or in the
Option granted hereunder or in any Stock Option Agreement relating thereto shall confer upon any Director, or upon any officer or employee, the right to continue in such position with the Company or the Bank.

Section 8.3. Other Compensation Plans. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or the Bank, now shall the Plan preclude the Company or the Bank from establishing any other forms of incentive or other compensation for Directors, officers or employees of the Company or the Bank.

Section 8.4.  No Obligation to Exercise Options.  The
granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

Section 8.5. Plan Binding on Successor. The Plan shall be binding upon the successors and assigns of the Company.

Section 8.6.  Singular, Plural Gender.  Whenever used
herein, nouns in the singular shall include the plural, and the masculine pronoun shall include feminine.

Section 8.7. Headings, etc., No Part of Plan. Headings of Articles and Sections hereof are inserted for convenience of reference; they constitute no part of the Plan.

Signed this _______ day of ____________________, 1995.

By:________________________________________
      Chairman of the Board of Directors

Adopted 10/9/95

                              First Addendum
                                    to
                         Lafayette Bancorporation
                             Stock Option Plan

      On October 9, 1995, the Board of Directors of
Lafayette Bancorporation authorized a 10 percent stock dividend on its common stock. Section 5.3, "Antidilution" of the Lafayette Bancorporation Stock
Option Plan (the "Plan") states that:

      The provisions of subsections (a) and (b) shall apply in the event that the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company or another entity by reason of any merger, consolidation, reorganization, recapitalization, reclassification, combination, stock split or stock dividend.

      (a) The aggregate number and kind of shares subject to Options which may be granted hereunder shall be adjusted appropriately.

      (b) Where dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving company is involved, each outstanding Option granted hereunder shall, subject to Section 6.8, terminate.

The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Committee, and any such adjustment may provide for the elimination of fractional share interests.

      Pursuant to Section 5.3, the Committee states that the 10 percent stock dividend on the Corporation's common stock requires an adjustment in the number and certain terms of the Non-Qualified Stock Options previously granted to Participants under the Plan.

      The Committee, therefore, authorizes the following:

      A. Each Participant's total Stock Options granted under the Plan shall be increased by 10 percent. An addendum to the previous Stock Option Agreement (the
"Agreement") will be issued with an effective date of October 20, 1995, the original date.

      B. The Base Price of the total Stock Options will be $24.89.

      C. The total Stock Options shall follow the same vesting schedule as the original Agreement and the total
Options granted shall be vested to the same point as the original Stock Options.

Adopted:  September 9, 1996
Effective:  September 30, 1996

                              Second Addendum
                                    to
                         Lafayette Bancorporation
                             Stock Option Plan

      On September 9, 1996, the Board of Directors of
Lafayette Bancorporation authorized a 20 percent stock dividend on its common stock. Section 5.3, "Antidilution of the Lafayette Bancorporation Stock Option Plan (the
"Plan") states that:

      The provisions of subsections (a) and (b) shall apply in the event that the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company or another entity by reason of any merger, consolidation, reorganization, recapitalization, recapitalization, reclassification, combination, stock split or stock dividend.

             (a)    The aggregate number and kind of shares
subject to Options which may be granted hereunder shall be adjusted appropriately.

             (b)    Where dissolution or liquidation of the
Company or any merger of combination in which the Company is not a surviving company is involved, each outstanding
Option granted hereunder shall, subject to Section 6.8, terminate.

      The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Committee, and any such adjustment may provide for the elimination of fractional share interests.

      Pursuant to Section 5.3, the Committee states that the 20 percent stock dividend on the Corporation's common stock requires an adjustment in the number and certain terms of the Non-Qualified Stock Options previously granted to Participants under the Plan.

      The Committee, therefore, authorized and agreed to recommend to the Board the following:

      A.     Each Participant's total Stock Options granted
May 1, 1995, and amended by a First Addendum dated
October 20, 1995 under the Plan shall be increased by 20 percent and a Second Addendum to the Stock Option
Agreement will be issued with an effective date of September 30, 1996.

      B. The Base Price of the total Stock Options granted as amended on October 20, 1995 will be $20.74.

      C.     Each Participant's total Stock Options granted
May 13, 1996 under the Plan shall be increased by 20 percent and a First Addendum to the Stock Option
Agreement will be issued with an effective date of September 30, 1996.

      D. The Base Price of the total Stock Options granted on May 13, 1996 will be $22.33.

      E. The total of both sets of Stock Options shall follow the same vesting schedule as the original
Agreements and the total Options granted shall be vested to the same point as the original Stock Options.

      F. The aggregate number of shares to be granted during the entire term of the Plan shall be adjusted for the 20 percent stock dividend. Thus, the aggregate number available for directors shall be 43,560 and 62,040 for key employees.

                                     SCHEDULE IDENTIFYING MATERIAL
                               TERMS OF OPTIONS GRANTED TO DIRECTORS AND
                                  NAMED EXECUTIVE OFFICERS UNDER THE
                           LAFAYETTE BANCORPORATION STOCK OPTION PLAN(1)(2)

                                     Name of Grantee
                    --------------------------------------------------------------
                                                                                 Option
                                                                                 Exercise Price
Date of Grant       Joseph A. Bonner     Robert J. Weeder    Robert J. Ralston   Per Share
5/1/95*(3)              3,960                  3,960                 -0-            $20.74
5/1/95**                  528                    264                 792            $20.74
5/13/96**               2,040                  1,920                1,800           $22.33

*  Director options
** Key employee options

1. Numbers of options and per share exercise prices have been retroactively adjusted for subsequent stock dividends.

2. The Option Plan provides for the grant of non-qualified options to Directors and key employees.
      Options granted to Directors vest immediately upon grant; options granted to key employees vest in twenty percent increments, with twenty percent vesting one year from the date of grant and an additional twenty percent vesting on each of the four subsequent anniversaries of the grant date.
      The Stock Option Agreements provide that all options become immediately exercisable upon the earlier occurrence of (a) the optionee's 65th birthday, if the optionee is an employee; (b) the optionee's 70th birthday, if the optionee is a Director; or (c) an "Applicable Event," which is defined in the Option Plan as (i) the expiration of a tender offer or exchange offer (other than an offer by the Corporation) pursuant to which at least 50 percent of the Corporation's issued and outstanding stock has been purchased, or (ii) the approval by the shareholders of the Corporation of an agreement to merge or consolidate the Corporation with or into another entity where the Corporation is not the surviving entity, or an agreement to sell or otherwise dispose of all or substantially all of the Corporation's assets
      (including a plan of liquidation). The options expire ten years from the date of grant unless terminated earlier upon the death, retirement or termination of employment of the optionee. Options are granted at the estimated fair market value of one Common Share on the date of grant. The options are nontransferable and may be exercised only by the optionee during his lifetime.


3. Messrs. Bonner and Weeder have received option grants in their capacities both as Directors and key employees. On May 1, 1995, each of the Directors other than Messrs. Bonner and Weeder
      (namely, Messrs. Boehning, Furrer, Hancock,
      Jeffares, Maki, Meeks and Meister) also was granted an option to acquire 3,960 shares at the exercise price of $20.74 per share.